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                                                                    EXHIBIT 23.3

                       CONSENT OF HUDDLESTON & CO., INC.

The Coastal Corporation
Coastal Tower
Nine Greenway Plaza
Houston, Texas 77046

Dear Sirs:

     We hereby consent to the filing of this consent as an exhibit to the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission, of which this Joint Proxy Statement/ Prospectus forms a part; to the use of our name therein; to the inclusion of, or reference to, our reports of estimated proved reserves attributable to certain oil and gas properties of subsidiaries of The Coastal Corporation and our estimates of future net cash flows and present value of these reserves; and to the reference to our firm under the heading "Experts" in the Registration Statement, of which this Joint Proxy Statement/Prospectus forms a part.

                                            /s/  PETER D. HUDDLESTON
                                            ------------------------------------
                                            Peter D. Huddleston, P.E.
                                            President
                                            Huddleston & Co., Inc.
                                            February 24, 2000